Exhibit 10.4
                              CONSULTING AGREEMENT
                              --------------------



     Consulting Agreement made as of this 1st day of November, 1996 by and between Ripe Touch Greenhouses, Inc., a Delaware corporation (hereinafter the "Company") and Srotnac Group, LLC (hereinafter called the "Consultant").

                              W I T N E S S E T H:

     Whereas, the Company desires to enter into an Consulting Agreement with Consultant; and

     Whereas, Consultant desires to act as a consultant to the Company on the terms and conditions set forth herein.

     Now, therefore, in consideration of the premises and of the mutual covenants and conditions herein contained, the parties hereto agree as follows:

     1. Prior Agreements Superseded. The Agreement supersedes any employment or consulting agreements, oral or written, entered into between the Consultant and the Company or any of its subsidiaries, prior to the date of this Agreement.

     2. Term. The Company hereby retains Consultant to perform certain consulting services to the Company as shall be determined by Consultant for a term commencing on the date hereof and terminating three years from the effective date of a registration statement for gross proceeds to the Company of at least $2,000,000. In no event, however, shall this agreement extend beyond October 31, 2001. Consultant hereby accepts such retention.

     3. Remuneration. The Company shall pay to Consultant an annual salary at the rate of $125,000 for the first year, $75,000 for the second year; $100,000 for the third year of this Agreement, and $95,000 for each year thereafter, payable in weekly installments, or in such other manner as shall be agreed to in writing by the Company and Consultant.

     4. Accrual of Salary until Initial Public Offering. Notwithstanding the terms contained herein, the parties agree that without the Company's consent, no monies shall be payable to Consultant, except for reimbursement of expenses as provided in Paragraph 5 hereof, until such time as the Company shall consummate a private or public offering of its securities for not less than $2,000,000 in gross proceeds. In such event, all accrued amounts under this Agreement not previously paid shall immediately become due and payable.

     5. Consultant Benefits; Expenses. The Company shall reimburse Consultant for all proper expenses incurred by him, including disbursements made in the performance of his duties to the Company; provided, however, that no expenses and/or disbursements shall be incurred by Consultant without the prior approval of the Chief Executive Officer or the Board of Directors of the Company.

     6. Non-Competition. Consultant agrees that during the term of this Agreement and provided he is receiving payment hereunder, he will not directly or indirectly enter into or remain in the employ of any person, firm or corporation, or engage in or have a financial interest in any business which is then directly or indirectly competitive to the business of the Company or is then manufacturing any article or product or performing any service which is the same as, or similar to, any articles or products manufactured, or service performed by the Company. In the event of a breach of this covenant not to compete, the parties acknowledge that the Company may be irreparably damaged and may not have an adequate remedy at law. The Company may therefore obtain injunctive relief, without the necessity of posting a bond, for any breach or threatened breach of this covenant. The parties hereto further acknowledge that this covenant not to compete is intended to conform with the laws of the State of New York. Any court of competent jurisdiction is hereby authorized to expend or contract the restrictions of this covenant not to compete in order to conform with the laws of New York so that it shall bind the parties hereto.

     Consultant further agrees that he will not use the name "Ripe Touch Greenhouses" or any variation thereof, or otherwise allow any person to use such name or permit any member of his family to use such name, or authorize the use of such name as or in the name of any corporation, partnership, firm or venture which manufactures any article, product, special process or performs any service which is the same as, or similar or in competition with any article, product, special process or service manufactured or performed by the Company, or as in the name of any such article or product.

     However, nothing contained in this paragraph shall be construed as preventing Consultant from investing his assets in such form or manner as will not require him to become an officer, director or employee of, or render any services (including consulting services) to, any competitor of the Company.

     7. Termination. Consultant's agreement hereunder may be terminated by the Company on thirty days prior written notice for a material breach of the terms of paragraph 6 of this Agreement.

     8 Consolidation or Merger. In the event of any consolidation or merger of the Company into or with any other corporation during the term of this Agreement, or the sale of all or substantially all of the assets of the Company to another corporation during the term of this Agreement, such successor corporation shall assume this Agreement and become obligated to perform all of the terms and provisions hereof applicable to the Company, and Consultant's obligations hereunder shall continue in favor of such successor corporation.

     9. Notices. Notice is to be given hereunder to the parties by telegram or by certified or registered mail, addressed to the respective parties at the addresses hereinbelow set forth or to such addresses as may be hereinafter furnished, in writing:

          To:       Mr.  Steven A. Cantor
                    173  Burlington Avenue
                    Deer Park, New York   11729

          To:       Ripe Touch Greenhouses, Inc.
                    4871 N. Mesa Drive
                    Castle Rock, Colorado 80104
                    Attn:  Mr. Stanley Abrams

     10. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Unless clearly inapplicable, reference herein to the Company shall be deemed to include such other successor. In addition, this Agreement shall be binding upon and inure to the benefit of the Consultant and his heirs, executors, legal representatives and assigns, provided, however, that the obligations of Consultant hereunder may not be delegated without the prior written approval of the Board of Directors of the Company.

     11. Amendments. This Agreement may not be altered, modified, amended or terminated except by a written instrument signed by each of the parties hereto.

     12. Governing Law. This Agreement is entered into and shall be construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              RIPE TOUCH GREENHOUSES, INC.


                              By:  /s/ Stanley Abrams
                                   -----------------------------------------


                                   /s/ Steven A. Cantor
                                   -----------------------------------------
                                       Steven A. Cantor